Exhibit 99.1

Bio-Bridge Science Announces Receipt of Papilloma Pseudovirus Technology Patent in Japan

OAK BROOK, Illinois—Bio-Bridge Science, Inc. (OTCBB:BGES), a biotechnology company engaged in the commercial development of vaccines and vaccine-related products announced today that the Japanese Patent Office has granted claims in a patent application, and issued a Patent Number 4472724, regarding the use of the papilloma pseudovirus. Bio-Bridge Science has previously been granted patents relating to the papilloma pseudovirus technology and preparation in the United States and China.  Loyola University Chicago owns the patent and has exclusively licensed the technology to Bio-Bridge Science, Inc.

“We are pleased to receive the patent from the Japanese Patent Office,” said Dr. Liang Qiao, Chairman and CEO of Bio-Bridge Science.  “The addition of this new patent strengthens our intellectual property portfolio focused on our papilloma pseudovirus technology exclusively licensed from Loyola University Chicago.”

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. Please refer to the Company's SEC filings for additional information.

Contact:

Bio-Bridge Science, Inc.
Chris Young, 630-928-0869
cyoung@bio-bridge-science.com